Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InflaRx N.V. Long-Term Incentive Plan 2026 of InflaRx N.V. of our report dated March 20, 2025, with respect to the consolidated financial statements of InflaRx N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft

Munich, Germany
August 6, 2026